                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             WOLVERINE TUBE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              WOLVERINE TUBE, INC.
                       1525 PERIMETER PARKWAY, SUITE 210
                           HUNTSVILLE, ALABAMA 35806


                                 April 17, 1998



Dear Stockholder:

You are cordially invited to attend the Annual Meeting of the Stockholders of Wolverine Tube, Inc. on Thursday, May 21, 1998, at 11:00 a.m., local time, at the Huntsville Marriott, 5 Tranquility Base, Huntsville, Alabama 35805. We hope that many Wolverine Tube, Inc. stockholders will be able to attend the meeting and we look forward to greeting those able to attend.

The notice of annual meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO INDICATE YOUR VOTE, AND SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company. The Board of Directors and the management team look forward to seeing you at the meeting.

                                        Sincerely,


                                        /s/ John M. Quarles


                                        John M. Quarles
                                        Chairman

                              WOLVERINE TUBE, INC.
                       1525 PERIMETER PARKWAY, SUITE 210
                           HUNTSVILLE, ALABAMA 35806

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held May 21, 1998

To the Stockholders:

         Please take notice that the Annual Meeting of the Stockholders of Wolverine Tube, Inc., a Delaware corporation, will be held on May 21, 1998, at the Huntsville Marriott, 5 Tranquility Base, Huntsville, Alabama 35805 at 11:00 a.m., local time, for the following purposes:


         1. To elect two (2) Class II directors of the Company to serve a three-year term.


         2. To approve and adopt an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 20,000,000 shares to 40,000,000 shares.

         3. To approve and adopt an amendment to the Company's 1993 Stock Option Plan for Outside Directors to increase the aggregate number of shares of Common Stock available for issuance thereunder from 50,000 to 105,000.

         4. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1998.

         5. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on March 31, 1998 are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

                                         By Order of the Board of Directors


                                         /s/ James E. Deason


                                         James E. Deason
                                         Secretary

Huntsville, Alabama
April 17, 1998

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                              WOLVERINE TUBE, INC.



                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1998


                               TABLE OF CONTENTS




                                                                                                               Page

INFORMATION CONCERNING THE SOLICITATION AND VOTING................................................................1

STOCK OWNERSHIP OF CERTAIN BENEFICIAL
         OWNERS AND MANAGEMENT....................................................................................3

PROPOSAL ONE - ELECTION OF DIRECTORS..............................................................................4

EXECUTIVE COMPENSATION............................................................................................8

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION..........................................................15

COMPANY STOCK PRICE PERFORMANCE .................................................................................18

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
         EXCHANGE ACT OF 1934....................................................................................19

PROPOSAL TWO - AMENDMENT TO THE COMPANY'S RESTATED
         CERTIFICATE OF INCORPORATION............................................................................19

PROPOSAL THREE - AMENDMENT TO THE 1993 STOCK OPTION
         PLAN FOR OUTSIDE DIRECTORS..............................................................................20

PROPOSAL FOUR - RATIFICATION OF APPOINTMENT OF
         INDEPENDENT AUDITORS....................................................................................22

OTHER BUSINESS...................................................................................................23

STOCKHOLDER PROPOSALS TO BE PRESENTED
         AT THE NEXT ANNUAL MEETING..............................................................................23

                                PROXY STATEMENT

                                  ------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                              WOLVERINE TUBE, INC.

                                 -------------


         This Proxy Statement is furnished in connection with the solicitation by the management of Wolverine Tube, Inc. (the "Company") of proxies for use at the Annual Meeting of its Stockholders to be held on May 21, 1998, at the Huntsville Marriott, 5 Tranquility Base, Huntsville, Alabama 35805 at 11:00 a.m., local time, or at any adjournment thereof.


               INFORMATION CONCERNING THE SOLICITATION AND VOTING

GENERAL


         The principal executive offices of the Company are located at 1525 Perimeter Parkway, Suite 210, Huntsville, Alabama 35806. The Company's telephone number at that location is (205) 353-1310. The date of this Proxy Statement is April 17, 1998, the approximate date on which these proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended December 31, 1997, including financial statements, were first sent or given to stockholders entitled to vote at the meeting.



         This solicitation of proxies is made on behalf of the management of the Company and the associated cost will be borne by the Company. The Company has retained Morrow & Company, Inc. (the "Solicitor") to assist in the solicitation of proxies. The Company will pay $7,500 in fees for the Solicitor's services and will reimburse the Solicitor for reasonable out-of-pocket expenses.


         In addition to solicitation by mail and by the Solicitor, management may use the services of its directors, officers and others to solicit proxies, personally or by telephone. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in so doing.

RECORD DATE, VOTING AND REVOCABILITY OF PROXIES


         The Company had outstanding on March 31, 1998 (the "Record Date"), 14,100,550 shares of Common Stock, $.01 par value (the "Common Stock"), all of which are entitled to vote on all matters to be acted upon at the meeting. The Company's By-Laws provide that a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. If no instructions are given on the executed Proxy, the Proxy will be voted for all nominees and in favor of all proposals described.

         An affirmative vote of a majority of shares present and voting at the meeting is required for approval of all items being submitted to the stockholders for their consideration, other than (a) the election of directors, which is determined by a plurality if a quorum is present and voting and (b) the amendment to the Company's Restated Certificate of Incorporation, which requires approval by the holders of a majority of the outstanding shares of Common Stock. An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. Neither abstentions nor broker non-votes are counted in tabulations of the votes cast for purposes of determining whether a proposal has been approved.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by filing with the Secretary of the Company a written notice revoking it, by presenting at the meeting a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


         The following table sets forth information as of March 31, 1998, with respect to the beneficial ownership of the Company's outstanding Common Stock by (i) stockholders known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director, (iii) each executive officer of the Company named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group.



                                                                             COMMON STOCK
                          NAME AND ADDRESS                                BENEFICIALLY OWNED
                                                                    ------------------------------
                                                                         SHARES        PERCENT
--------------------------------------------------------------------------------------------------
The Prudential Insurance Company of America(a)                             1,805,885    12.6%
  751 Broad Street
  Newark, New Jersey 07102-3777
Smith Barney, Inc. (b)                                                     1,003,082     7.0%
Salomon Smith Barney Holdings, Inc.
Travelers Group, Inc.
  338 Greenwich Street
  New York, New York  10013
Trinity I Fund, L.P. (c)                                                     788,300     5.5%
TF Investors, L.P.
Trinity Capital Management, Inc.
Thomas M. Taylor
Portfolio X. Investors, L.P.
Portfolio Genpar L.L.C.
  201 Main Street, Suite 2600
  Fort Worth, Texas  76102
Chris A. Davis                                                                   - -     - -
John L. Duncan (d)                                                            11,000      *
Thomas P. Evans (e)                                                            5,334      *
Jan K. Ver Hagen (f)                                                           7,333      *
Gail O. Neuman                                                                   - -      - -
John M. Quarles (g)                                                          222,401     1.6%
Dennis J. Horowitz (h)                                                        25,000      *
Thomas B. Roller (i)                                                              --     - -
James E. Deason (j)                                                           14,500      *
Alan L. Smith (k)                                                              2,200      *
Thomas J. Ruble (l)                                                            5,200      *
Gregory M. Trickey (m)                                                        10,001      *
All directors and executive officers as a group (17 persons)                 432,670     3.0%


-------------------------------
* REPRESENTS LESS THAN 1%.

(footnotes continued on following page)

(a) This information was provided to the Company pursuant to Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission (the "Commission") on February 10, 1998. According to such filing, The Prudential Insurance Company of America owns the shares directly or indirectly, and has sole voting and dispositive power with respect to 935,100 shares and shared voting and dispositive power with respect to 870,785 shares.



(b) This information was provided to the Company pursuant to a Schedule 13G filed with the Commission on February 6, 1998. According to such filing, the holders listed own the shares of Common Stock directly or indirectly, with Smith Barney, Inc. having sole voting and dispositive power with respect to an aggregate of 935,465 shares and Salomon Smith Barney Holdings, Inc. ("SSB") and Travelers Group, Inc. ("TRV") having shared voting and dispositive power with respect to an aggregate of 1,003,082 shares. SSB and TRV disclaim beneficial ownership of all of such shares of Common Stock deemed to be beneficially owned.


(c) This information was provided to the Company pursuant to a Schedule 13D filed with the Commission on February 10, 1998. According to such filing, the holders listed own the shares of Common Stock directly or indirectly, and collectively have sole voting and dispositive power with respect to an aggregate of 788,300 shares of Common Stock.

(d) Includes 9,000 shares subject to options exercisable within 60 days of March 31, 1998.

(e) Includes 5,333 shares subject to options exercisable within 60 days of March 31, 1998.

(f) Includes 4,333 shares subject to options exercisable within 60 days of March 31, 1998.

(g) Includes 42,400 shares subject to options exercisable within 60 days of March 31, 1998.


(h) Includes 25,000 shares subject to options exercisable within 60 days of March 31, 1998.


(i) Based upon information known to the Company as of March 31, 1997. Mr. Roller served as President and Chief Executive Officer of the Company from September 16, 1996 until March 31, 1997.

(j) Includes 14,500 shares subject to options exercisable within 60 days of March 31, 1998.

(k) Includes 1,800 shares subject to options exercisable within 60 days of March 31, 1998.

(l) Includes 4,700 shares subject to options exercisable within 60 days of March 31, 1998.

(m) Mr. Trickey retired as Chief Operations Officer and resigned all positions as an officer and director of the Company effective December 31, 1997.





                      PROPOSAL ONE - ELECTION OF DIRECTORS


         The Board has nominated Messrs. Duncan and Ver Hagen to be reelected as Class II directors, each for a three-year term expiring in 2001. If elected, each nominee will hold office until his term expires and until his successor is elected and qualified. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other persons for director as management may recommend in the place of such nominee. THE BOARD RECOMMENDS VOTING "FOR" THE TWO NOMINEES LISTED BELOW.

INFORMATION REGARDING NOMINEES


         On March 23, 1998, Mr. Dennis J. Horowitz joined the Company as President, Chief Executive Officer and a director of the Company. On March 26, 1998, Mr. Quarles announced his retirement as Chairman and as a member of the Board of Directors, effective at the conclusion of the Annual Meeting of Stockholders on May 21, 1998. In connection therewith, Mr. Ver Hagen was elected to the new position of non-executive Chairman of the Board of Directors, effective upon the retirement of Mr. Quarles.



         The Restated Certificate of Incorporation of the Company provides for the Board of Directors to be divided into three classes of directors serving staggered three-year terms. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire Board of Directors. As a result, approximately one-third of the Board of Directors will be elected each year. The Class I directors are composed of Ms. Davis and Mr. Horowitz; the Class II directors are composed of Messrs. Duncan, Quarles (who is not standing for re-election) and Ver Hagen; and the Class III directors are composed of Ms. Neuman and Messrs. Deason and Evans. Directors hold office until their terms expire and their successors have been elected and qualified.


         The following table sets forth certain information for each nominee, and each director of the Company whose term of office continues after the Annual Meeting:


NOMINEES FOR ELECTION AS CLASS II DIRECTORS WHOSE TERMS WILL EXPIRE IN 2001:




                                                   Principal Occupation During
           Name                                        the Past Five Years                                   Age
--------------------------------------------------------------------------------------------------------------------
John L. Duncan             Mr. Duncan has been a director of the Company since                               64
                           December 1993.  Mr. Duncan previously served as President
                           and Chief Executive Officer of Murray Ohio Manufacturing
                           Co., a position he held from 1987 to 1994.

Jan K. Ver Hagen           Mr. Ver Hagen has been a director of the Company since                            60
                           January 1996 and has been elected to serve as non-executive
                           Chairman of the Board of Directors upon the retirement of the current Chairman at the conclusion of the meeting on May 21,
                           1998.  Mr. Ver Hagen currently serves as Vice Chairman and a Director of United Dominion Industries, Limited ("UDI").
                           Prior to his election to his current position at UDI,
                           Mr. Ver Hagen previously served as President and Chief
                           Operating Officer of UDI.  Prior to joining UDI in May 1994,
                           Mr. Ver Hagen was Vice Chairman of Emerson Electric Co.
                           from 1988 to 1994.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 1999:

                                                  Principal Occupation During
             Name                                     the Past Five Years                                Age
-------------------------------------------------------------------------------------------------------------------
James E. Deason                 Mr. Deason has been a director of the Company since                       50
                                October 1995.  Mr. Deason has been the Executive
                                Vice President, Chief Financial Officer and Secretary
                                of the Company since September 1994.  Prior to
                                joining the Company, Mr. Deason, a Certified Public
                                Accountant, was most recently a partner with Ernst
                                & Young LLP, in Birmingham, Alabama.

Thomas P. Evans                 Mr. Evans has been a director since December 1995.                        40
                                Mr. Evans is the President, Emerging Markets, of
                                Permal Asset Management.  Prior to joining Permal
                                in May 1994, Mr. Evans was the Executive Vice
                                President, Finance and Administration, Secretary and
                                Treasurer and a  director of Wolverine Tube, Inc.
                                since April 1992.  From July 1989 to April 1992, Mr.
                                Evans was Vice President, Treasurer and Chief
                                Financial Officer of Mr. Coffee, Inc.

Gail O. Neuman                  Ms. Neuman has been a director of the Company                             51
                                since November 1997.  Ms. Neuman serves as the
                                Vice President-Human Resources and General
                                Counsel of Nissan Motor Manufacturing Corporation
                                U.S.A. since 1981.  Ms. Neuman also serves as a
                                director of First Union National Bank of Tennessee.

INCUMBENT DIRECTORS WHOSE TERMS WILL EXPIRE IN 2000:

                                                  Principal Occupation During
             Name                                     the Past Five Years                                Age
-------------------------------------------------------------------------------------------------------------------
Chris A. Davis                  Ms. Davis has been a director of the Company since                        47
                                October 1997.  Ms. Davis is the Executive Vice
                                President and Chief Financial Officer and a director
                                of Gulfstream Aerospace Corporation since July
                                1993.  Ms. Davis previously served as Chief
                                Financial Officer for General Electric Co.'s
                                Electronic Systems Division from 1990 to 1993.

                                                  Principal Occupation During
             Name                                     the Past Five Years                                Age
-------------------------------------------------------------------------------------------------------------------
Dennis J. Horowitz              Mr. Horowitz has been the President and Chief                             51
                                Executive Officer and a director of the Company
                                since March 1998.  Prior to joining the Company,
                                Mr. Horowitz served as Corporate Vice President and
                                President of the Americas of AMP Incorporated
                                ("AMP"), a high technology electric connector and
                                interconnection systems company, since September
                                1994.  Prior to joining AMP, Mr. Horowitz was
                                employed for over fourteen years at North American
                                Philips Corporation where he served from October
                                1993 to August 1994 as President and Chief
                                Executive Officer of Philips Technologies and
                                previously served as President and Chief Executive
                                Officer Philips Magnavox CATV Systems and
                                President and Chief Executive Officer of Philips
                                Discrete Products Division.  Mr. Horowitz also
                                serves as a director of Aerovox Incorporated,
                                Superconductor Technologies, Inc. and Amonix, Inc.




BOARD MEETINGS AND COMMITTEES

         Mr. Evans and Ms. Neuman currently serve as members of the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee held two meetings during 1997. The responsibilities of the Compensation Committee are described under "Compensation Committee Report on Executive Compensation."

         Mr. Duncan and Ms. Davis currently serve as members of the Company's Audit Committee. The Audit Committee (which reviews and approves (i) the scope of the audit performed by the Company's independent auditors and (ii) the Company's accounting principles and internal accounting controls) held one meeting during 1997.


         Messrs. Quarles, Horowitz and Deason currently serve on the Company's Executive Committee. The purpose of the Executive Committee is to act in the place and stead of the Board, to the extent permitted by law and within certain limits set by the Board, on matters that require Board action between meetings of the Board of Directors. The Executive Committee did not hold any meetings during 1997. Mr. Quarles will resign his membership on such committee upon his retirement from the Company.


         Messrs. Quarles, Evans and Ver Hagen currently serve on the Company's Nominating Committee, which has the principal purpose of selecting, or recommending to the Board of Directors the selection of, nominees for election as Directors of the Company and determining whether to nominate incumbent Directors for reelection. The Nominating Committee, which did not meet during 1997, does not have any procedures established for the consideration of nominees recommended by stockholders. Mr. Quarles will resign his membership on such committee upon his retirement from the Company.

         During 1997, the Board of Directors held meetings or acted by written consent ten times. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and the Committees of which they were a member during the last year except for Mr. Evans who was excused from certain board meetings due to other business commitments.

BOARD COMPENSATION

         The Company's 1993 Stock Option Plan for Outside Directors (the "Plan") provides for the granting of nonqualified stock options to independent directors of the Company. The Company has reserved a total of 50,000 shares of Common Stock for issuance pursuant to the Plan. The Plan is currently administered by the Board of Directors. Under the Plan, each independent director initially receives a nonqualified option to purchase 5,000 shares of the Company's Common Stock on the date upon which such person first becomes a director. In addition, each independent director is automatically granted a nonqualified option to purchase 1,000 shares of Common Stock on the anniversary of such director's election to the Board. On January 25, 1997, Mr. Ver Hagen was granted 1,000 options with an exercise price of $36.38 per share. On October 29, 1997, Ms. Davis was granted 5,000 options with an exercise price of $31.125 per share. On November 11, 1997, Ms. Neuman was granted 5,000 options with an exercise price of $31.813 per share. On December 7, 1997, Mr. Evans received 1,000 options with an exercise price at $31.938 per share. On December 14, 1997, Mr. Duncan received 1,000 options with an exercise price of $31.313 per share. As of December 31, 1997, options to purchase an aggregate of 40,000 shares were outstanding under the Plan at an average per share exercise price of $29.36.

         Options granted under the Plan have a term of 10 years unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Plan. Such options are not transferable by the optionee other than by will or the laws of descent or distribution, and each option is exercisable during the lifetime of the director only by such director. The exercise price of each option under the Plan is equal to the fair market value of the Common Stock on the date of grant. Initial Options granted under the Plan vest at the rate of 33 1/3% per year and subsequent options vest immediately. All initial options must be held at least one year prior to exercise. Unless sooner terminated, the Plan will terminate in 2003.

         Directors who are not officers or employees of the Company receive an annual retainer of $20,000, plus $1,000 each for every board or committee meeting they attend, and $1,000 for each board or committee meeting such director respectively chairs.


                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid to or accrued on behalf of each person who served as the Chief Executive Officer of the Company during 1997 and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for services rendered in all capacities for the years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE





                                                                                    AWARDS
                                                                                ----------------
                                             ANNUAL COMPENSATION                 COMMON STOCK
                                       --------------------------------            UNDERLYING           ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR            SALARY        BONUS       OPTIONS (SHARES)     COMPENSATION(A)
---------------------------------------------------------------------------------------------------------------------
John M. Quarles                        1997           $317,424     $120,000                   --            $   5,469
   Chairman and Interim Chief          1996            387,803           --               10,000                3,692
   Executive Officer (b)               1995            335,000           --               10,000                3,601

Thomas B. Roller                       1997            112,500           --                   --              710,000
   Former President and                1996            131,250           --               30,000                   70
   Chief Executive Officer (c)
Gregory M. Trickey                     1997            241,020           --               15,000              283,964
   Retired Chief Operations            1996            203,220           --               10,000                2,937
   Officer (d)                         1995            173,750           --               10,000                2,470

James E. Deason                        1997            205,839       65,000               17,000                4,203
   Executive Vice President, Chief     1996            178,158           --               12,000                2,351
   Financial Officer and Secretary     1995            153,690           --                7,500                1,817

Thomas J. Ruble                        1997            168,207       42,500                4,500                3,319
   Senior Vice President,              1996            157,161           --                5,000                2,317
   Operations                          1995            116,250           --                3,000                1,445

Alan L. Smith                          1997            163,202       45,000                5,000                2,180
  Senior Vice President and            1996            140,730           --                2,000                1,800
  General Manager, Fabricated
  Products Group

-----------------------------

(a) The 1995 amounts hereunder include 401(k) matching contributions made by the Company of $2,310, $1,612, $2,266 and $1,445 to Messrs.
         Quarles, Trickey, Deason and Ruble, respectively. The 1996 amounts include 401(k) matching contributions made by the Company of $2,671, $2,733, $2,147, $2,276 and $1,594 to Messrs. Quarles, Trickey, Deason, Ruble, and Smith, respectively. The 1997 amounts include 401(k) matching contributions made by the Company of $4,150, $3,753, $3,550, $3,114 and $1,976 for Messrs. Quarles, Trickey, Deason, Ruble and Smith, respectively. In addition, the amounts hereunder include insurance premiums paid by the Company for term life insurance policies for the benefit of the Named Executive Officers. With respect to Mr. Roller and Mr. Trickey, respectively, the 1997 amounts reflect compensation paid or accrued in connection with Mr. Roller's resignation and Mr. Trickey's retirement from all positions with the Company. See "Plans and Arrangements - Severance Agreements."


(b) Mr. Quarles has served as Chairman of the Company since May 1994, and served as President and Chief Executive Officer until his retirement from those positions in September 1996. On March 31, 1997, Mr. Quarles was appointed to serve as Interim Chief Executive Officer. Mr. Quarles' compensation is established pursuant to an Employment Agreement with the Company. See "Plans and Arrangements -- Employment Agreement with John M. Quarles."

(c) Mr. Roller resigned from all positions with the Company effective March 31, 1997, and all options granted to Mr. Roller were terminated at that time.

(d) Mr. Trickey retired as Chief Operations Officer and resigned all positions as an officer and director of the Company effective December 31, 1997. See "Plans and Arrangements - Severance Agreements."

                       OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the stock option grants made to any Named Executive Officers during the fiscal year ended December 31, 1997.



                                                    INDIVIDUAL GRANTS
                           --------------------------------------------------------------------  POTENTIAL REALIZABLE VALUE
                              NUMBER OF      PERCENT OF                                             AT ASSUMED RATES OF
                              SHARES OF         TOTAL                                             STOCK PRICE APPRECIATION
                             COMMON STOCK      OPTIONS                                               FOR OPTION TERM(B)
                              UNDERLYING     GRANTED TO                                          --------------------------
                               OPTIONS        EMPLOYEES    EXERCISE PRICE
         NAME                 GRANTED(A)       IN 1997       PER SHARE       EXPIRATION DATE          5%           10%
---------------------------------------------------------------------------------------------------------------------------

Gregory M. Trickey              10,000          5.6                 37.25       02/13/07             234,262       593,668
                                 5,000          2.8                 25.63       04/21/97              80,592       204,238

James E. Deason                 12,000          6.8                 37.25       02/13/07             281,114       712,402
                                 5,000          2.8                 25.63       04/21/07              80,592       204,238

Thomas J. Ruble                  4,500          2.5                 37.25       02/13/07             105,418       267,151

Alan L. Smith                    5,000          2.8                 37.25       02/13/07             117,131       296,834



---------------------------------

(a) Options vest at the rate of 20% per year for five years starting on February 13, 1997 for Messrs. Trickey, Deason, Ruble and Smith and on April 21, 1997 for Messrs. Trickey and Deason.

(b) The assumed annual rates of appreciation of five and ten percent for option term would result in the price of the Company's stock increasing from $37.25 to $60.68 and $96.92 per share, respectively, for Messrs. Trickey, Deason, Ruble and Smith and from $25.63 to $41.75 and $66.48 per share, respectively, for Messrs. Trickey and Deason.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION VALUE TABLE

       The following table sets forth information with respect to stock options exercised during the year ended December 31, 1997, the aggregate number of unexercised options to purchase Common Stock granted in all years to any of the Named Executive Officers and held by them as of December 31, 1997, and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the Common Stock) as of December 31, 1997:


                                                                        NUMBER OF
                                                                        SHARES OF
                                                                       COMMON STOCK                    VALUE OF
                                                                        UNDERLYING                    UNEXERCISED
                                                                        UNEXERCISED                   IN-THE-MONEY
                                                                        OPTIONS AT                    OPTIONS AT
                                                                    DECEMBER 31, 1997            DECEMBER 31, 1997 (B)
                                   SHARES         VALUE             -------------------------------------------------------
                                  ACQUIRED       REALIZED
   NAME                         ON EXERCISE         (A)               VESTED        UNVESTED         VESTED         UNVESTED
----------------------------------------------------------------------------------------------------------------------------
John M. Quarles                     --               --               31,600         10,800         $532,764       $254,988

Gregory M. Trickey(c)               --               --               12,518             --          244,950             --

James E. Deason                     --               --                7,200         32,300           25,800         58,425

Thomas J. Ruble                     --               --                2,200         10,300            6,000          9,900

Alan L. Smith                       --               --                  400          6,600               --             --


--------------------------------------

(a) Value realized equals the amount of the excess of the fair market value of the Common Stock acquired on exercise of the stock options over the relevant exercise price paid by the holder of such options, and does not constitute any disbursement of the Company's funds.

(b) For all unexercised in-the-money options, assumes a fair market value at December 31, 1997 of $31.00 per share of Common Stock, which is the last transaction in the Common Stock on the New York Stock Exchange as of that date.

(c) Mr. Trickey retired as Chief Operations Officer and resigned from all positions as an officer and director of the Company effective December 31, 1997.


PLANS AND ARRANGEMENTS

         RETIREMENT PLANS. Executive employees of the Company are eligible to participate in the Wolverine Tube, Inc. Retirement Plan (the "Retirement Plan"). This funded noncontributory defined benefit plan provides an annuity benefit, upon retirement at normal retirement age of 65, of (i) 1.5% of average monthly compensation, averaged over the 60 month period that produces the highest average during the last 120 months, times (ii) years of service to the Company, minus (iii) an adjustment for Social Security benefits as described in the Retirement Plan. Upon early retirement prior to age 60, a reduction will be made to the foregoing benefit equal to 4% for each year by which such retirement precedes age 60, ending at age 55, the minimum age to receive pension benefits. A minimum of five years of service is needed for eligibility for an early retirement benefit. There is a minimum benefit of 1.25% of average monthly base compensation multiplied by years of service with the Company. However, no Company executive is expected to receive a benefit under this formula.

         The covered compensation of participants used to calculate the retirement benefits described above consists of base pay, overtime, commissions, non-incentive bonus payments and year-end bonuses or incentive compensation not in excess of one-half of base pay.

         The Company has a Supplemental Executive Retirement Plan (the "Executive Plan"). This defined benefit pension plan is nonfunded and provides benefits to certain eligible executives of the Company. The benefits provided under the Executive Plan are identical to the benefits provided by the Retirement Plan, except that under the Retirement Plan final average annual compensation for purposes of determining plan benefits is capped at $160,000 pursuant to certain Internal Revenue Service limits. Benefits under the Executive Plan are not subject to this limitation. However, Executive Plan benefits are offset by any benefits payable from the Retirement Plan.

         The following table shows the estimated approximate annual benefits payable upon normal retirement at age 65 in 1997 under both the Retirement Plan and Executive Plan for persons in specified remuneration and years of service classifications.



                               PENSION PLAN TABLE

          FINAL
         AVERAGE
          SALARY                           YEARS OF SERVICE
         -------------------------------------------------------------------------------
                            15            20            25           30            35
         -------------------------------------------------------------------------------
         $125,000         26,071        34,761        43,451        52,141        61,516

          150,000         31,696        42,261        52,826        63,391        74,641

          175,000         37,321        49,761        62,201        74,641        87,766

          200,000         42,946        57,261        71,576        85,891       100,891

          250,000         54,196        72,261        90,326       108,391       127,141

          300,000         65,446        87,261       109,076       130,891       153,391

          350,000         76,696       102,261       127,826       153,391       179,641

          400,000         87,946       117,261       146,576       175,891       205,891

          450,000         99,196       132,261       165,326       198,391       232,141

          500,000        110,446       147,261       184,076       220,891       258,391

         As of December 31, 1997, Mr. Quarles had 25 years of credited service in the Retirement Plan, Mr. Trickey had 24 years, Mr. Smith had 2 years, and each of Mr. Deason and Mr. Ruble had 3 years. Mr. Quarles, Mr. Trickey, Mr. Deason, Mr. Ruble and Mr. Smith had compensation of $317,424, $241,020, $205,839, $168,207 and $163,202, for purposes of the above table, as of December 31, 1997. Mr. Trickey retired as Chief Operations Officer and resigned from all positions as an officer and director of the Company effective December 31, 1997.


         EMPLOYMENT AGREEMENT WITH JOHN M. QUARLES. In connection with Mr. Quarles' retirement as President and Chief Executive Officer of the Company in September 1996, the Company entered into an Employment Agreement, dated September 16, 1996 (the "Agreement"), with Mr. Quarles, which replaced and superseded his then existing employment agreement. Pursuant to the Agreement, Mr. Quarles agreed to continue to serve as Chairman of the Company following his retirement as President and Chief Executive Officer, and in such capacity, from and after January 1, 1997, to devote at least 60 days per year to the performance of his duties thereunder. The Agreement provides that commencing January 1, 1997, Mr. Quarles will receive a base salary of $100,100 per year (subject to periodic adjustment by the Board) plus an amount equal to 1/60 of such base salary for each day in excess of 60 days per year that Mr. Quarles devotes to his duties thereunder. In addition, Mr. Quarles is eligible to receive an annual bonus under the Company's key manager bonus plan. The Agreement also provides that if Mr. Quarles is terminated for cause or if he resigns, other than for certain enumerated reasons, he is entitled to receive only the severance benefits provided by the Company's standard severance plan and to payment of his salary through the date of his termination or resignation. If he is terminated without cause or resigns for one of the enumerates reasons, he is entitled to receive an amount equal to his salary through the term of the Agreement plus continuance of medical and life insurance benefits. In addition, the Agreement provides that Mr. Quarles will have the right to receive medical and insurance benefits, to retain all his stock options and to exercise those options as they vest or until they terminate pursuant to their terms. In Mr. Quarles' role as Interim Chief Executive Officer, effective March 31, 1997, Mr. Quarles was compensated in accordance with the terms of the Agreement. After many years of loyal service, Mr. Quarles will retire from the Company immediately following the Annual Meeting of Stockholders.

         EMPLOYMENT OF DENNIS J. HOROWITZ. In March 1998, Dennis J. Horowitz was appointed as President, Chief Executive Officer and a director of the Company. The Company authorized an initial base salary of $500,000 and the granting of stock options to purchase 125,000 shares of Common Stock. Mr. Horowitz is also eligible to receive an annual bonus under the Company's key manager bonus plan and participate in the Company's long term incentive plans. In addition, Mr. Horowitz is entitled to an automobile allowance, insurance, and relocation expenses.

         The Company has entered into a Severance Agreement with Mr. Horowitz that provides that if he is terminated for cause or resigns, other than for certain enumerated reasons, he is entitled to receive only the severance benefits provided by the Company's standard procedure and practice and payment of his salary through the date of termination or resignation. If Mr. Horowitz is terminated without cause or resigns for one of the enumerated reasons, he is entitled to (i) two years' salary if such termination or resignation occurs within one year following a change of control plus any unused vacation time for that year (payable either in a lump sum or in periodic payments over two years) plus temporary continuation of his medical and life insurance benefits or (ii) in all other such events two years' salary plus any unused vacation time for that year (payable either in a lump sum or in periodic payments over two years) plus temporary continuation of his medical and life insurance benefits. A "change in control" is defined by the agreement to mean: (i) a merger, consolidation or other reorganization of the Company that results in the shareholders of the Company holding less than a majority of the voting power of the resulting entity after such a transaction; (ii) a sale or transfer of all or substantially all of the Company's assets to an entity in which the shareholders of the Company hold less than a majority of the voting power of such entity immediately following such sale or transfer; (iii) the filing of a report pursuant to the provisions of the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that a person or entity beneficially owns shares representing at least 15% of the Company's voting power; (iv) disclosure by the Company, pursuant to the requirements of the Exchange Act, that a change in control (as defined in the Exchange Act) has occurred or may occur pursuant to a then-existing agreement; or (v) during a period of two consecutive years, the failure to reelect a majority of the members of the Company's Board of Directors to the Board.

         SEVERANCE PAY PLAN. The Company's Severance Pay Plan (the "Severance Plan") provides benefits to all eligible employees who have at least one year of service and who are terminated for reasons other than for cause. Severance benefits include payment of all accrued vacation and two weeks pay at the employee's current base salary plus one-half of one week's pay for each full year of continuous service, not to exceed 26 weeks. Acceptance of severance benefits constitutes a release of all claims against the Company, except claims in accordance with the provisions of applicable benefit plans.

         SEVERANCE AGREEMENTS. The Company has entered into severance agreements with each of Messrs. Deason, Ruble and Smith (the "Severance Agreements"). The Severance Agreements provide that if the officer is terminated for cause or if he resigns other than for certain enumerated good reasons, he is entitled to only the severance benefits provided by the Company's standard procedure and practice and payment of his salary through the date of his termination or resignation. If he is terminated without cause or resigns for good reason, then he is entitled to certain enumerated benefits.

         The Company's Severance Agreements with Messrs. Deason, Ruble and Smith provide that if the officer is terminated without cause or resigns for good reason (i) he is entitled to one year salary plus any unused vacation time for that year (payable either in a lump sum or in periodic payments over one year) plus temporary continuance of his medical and life insurance benefits, or
(ii) at his option, to continue working for the Company for one year, for the same salary as he would receive under (i) above, in a different position designated by the Company.

         The Company had also entered into a Severance Agreement with Mr. Trickey on April 29, 1997, and in connection with his retirement from the Company Mr. Trickey was paid $280,006 on January 30, 1998 in satisfaction of all obligations of the Company under his Severance Agreement.

         The Company had entered into a Severance Agreement with Mr. Roller in September 1996. In connection with Mr. Roller's resignation from the Company in March 1997, the Company entered into an agreement with Mr. Roller, pursuant to which, among other things, Mr. Roller will be paid an aggregate of $675,000 in a series of payments through September 30, 1998, and will be entitled to certain medical benefits, payment for accrued vacation time, and reimbursement for up to a maximum of $70,000 in certain other expenses. In 1997, Mr. Roller was paid $372,500 in connection with that agreement. The agreement also contains certain confidentiality covenants, and provides for the discharge of any other obligations of the Company or rights of Mr. Roller, including those that would have been provided under the Severance Agreement and under outstanding options.


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

         The Compensation Committee is responsible for the general compensation policies of the Company, and in particular is responsible for setting and administering the policies that govern executive compensation. The Compensation Committee, which is comprised of two non-employee directors, evaluates the performance of management and determines the compensation levels for all executive officers.

         To assist in determining compensation policies, the Compensation Committee has in the past retained the services of Buck Consultants, a management and compensation consulting firm, to evaluate the Company's various compensation programs. Additional information on compensation has been derived in the course of recruiting senior executives for the Company.

         The objective of the Compensation Committee is to establish policies and programs to attract and retain key executives, and to reward performance by these executives which benefits the stockholders. The primary elements of executive officer compensation are base salary, annual cash bonus awards, and stock option awards. The salary is based on factors such as the individual executive officer's level of responsibility and comparison to similar positions in the Company and in comparable companies. Annual cash bonus awards are based on the Company's performance measured against the attainment of financial and other objectives established annually by the Board of Directors, and, to a lesser extent, on individual performance. Stock option awards are intended to align the executive officer's interests with those of the stockholders in promoting the long-term growth of the Company, and are determined based on the executive officer's salary, level of responsibility, number of options previously granted, and contributions toward achieving the objectives of the Company. Further information on each of these compensation elements is set forth below.

SALARIES

         Base salaries for executive officers (other than the Chief Executive Officer (the "CEO")) are adjusted annually, following a review by the CEO. In the course of the review, performance of the individual with respect to specific objectives is evaluated, as are any increases in responsibility, and salaries for similar positions and levels of responsibility. The specific objectives for each executive officer are set by the individual's manager, sometimes with advice from the CEO, and will vary for each executive position and for each year. Since this is a base salary review, performance of the Company is not weighed heavily in the result. When all reviews are completed, the CEO makes a recommendation to the Compensation Committee for its review and final approval.


         With respect to the CEO, the Compensation Committee generally reviews and establishes a base salary, which is influenced primarily by the Compensation Committee's assessment of the individual's performance and the Compensation Committee's expectations as to his future contributions. Competitive compensation data is also a major factor in establishing the CEO's salary, but no precise formula is applied in considering this data. Mr. Roller served as CEO until his resignation effective March 31, 1997, at which time Mr. Quarles was appointed to serve as Interim CEO until a new CEO was appointed. During his tenure as CEO, Mr. Roller was compensated pursuant to the terms of his employment and the Compensation Committee had not made any assessment regarding future compensation prior to his resignation. In Mr. Quarles' role as Interim CEO, Mr. Quarles was compensated pursuant to the terms of his existing employment agreement. Accordingly, the Compensation Committee did not undertake any review of the CEO's salary for 1997. See "Plans and Arrangements -- Employment Agreement with John M. Quarles."


BONUSES

         Annual cash bonus objectives are generally governed by the management bonus plan and are heavily dependent on the financial performance of the Company, and less so on individual performance. The Board of Directors of the Company reviews the business plan developed by management and then approves the objectives for the year, capital expenditure plans and other factors, and sets a target amount of earnings. The Compensation Committee then incorporates this target into the bonus plans as a threshold below which no bonus would be paid. With respect to the bonus objectives for the CEO, the Compensation Committee reviews this separately, with the amount allocated by salary ratio as a base. Performance factors are considered, such as attainment of objectives in product development, market share, representation of the Company at analyst and investor meetings, development of management personnel, and other considerations. During fiscal year 1997, the Compensation Committee did not perform a review of the bonus objectives for the CEO. The Company's long-term incentive plans for 1996 and 1997 were developed in consultation with senior management and Buck Consultants, and the Company's senior executive officers are eligible for awards under each plan based upon the Company's return on total capital measured over a four year period.

STOCK OPTION AWARDS

         Stock options are an integral part of each executive officer's compensation and are intended to provide an incentive to continue as employees of the Company over a long term, and to align the interests of the executive with those of the stockholders by providing a stake in the Company. All equity based awards for management are granted pursuant to the Company's 1993 Equity Incentive Plan. Grants to participants are made at fair market value on the date of the grant, vest over a period of five years, and expire after ten years. In making grants the Compensation Committee takes into account the total number of shares available for grant under the plan, prior grants outstanding, and estimated requirements for future grants. Individual awards take into account the executive officer's contributions to the Company, scope of responsibilities, strategic and operational goals, salary and number of unvested options.

         In determining an option grant for the CEO, the Compensation Committee weighs all of the above factors, but, recognizing the CEO's critical role in developing strategies for the long-term benefit of the Company, may award grants greater than would have been indicated by considerations of proportional salaries. Stock options are an important element in attracting and retaining capable executives at all levels, and this is particularly so in the case of the CEO, who must constantly act in the stockholders' interest. During 1997, no stock options were granted to Mr. Roller prior to his resignation as CEO on March 31, 1997 or to Mr. Quarles in his role as Interim CEO.

SUMMARY

         The Company's 1997 earnings fell short of the target set by the Board of Directors, which governs the management bonus program. Therefore, there were no bonus payments under that program made for 1997; however, the Compensation Committee did determine to award discretionary bonuses to certain management personnel (including the Interim CEO) based upon individual performance during 1997. Long term incentive plans were adopted in 1996 and 1997 and target performance under each plan is measured over a four-year period. Based on available information, the Compensation Committee believes that the Company's level of base salaries is competitive, and that the Company's bonus programs will cause bonus levels to be competitive as well. The Committee continually reviews the Company's compensation programs to ensure that the overall package is competitive, balanced, and that proper incentives and rewards are provided.1


Compensation Committee

T. P. Evans
G. O. Neuman









-------------------------

        1 The Compensation Committee has not yet formulated a policy on qualifying executive officer compensation under new Section 162(m) of the Code (adopted under the Omnibus Budget and Reconciliation Act of 1993).

                       COMPANY STOCK PRICE PERFORMANCE

         Set forth is a line graph comparing the cumulative total stockholder return on the Common Stock since August 13, 1993, the date the Common Stock first commenced trading, with the cumulative total stockholder return of the S&P Industrials Index, and the NYSE Composite Index, assuming reinvestment of any dividends.


TOTAL CUMULATIVE RETURNS


                                    8/13/93        12/31/93        12/31/94        12/31/95        12/31/96       12/31/97
                                    -------        --------        --------        --------        --------       --------
Wolverine Tube, Inc.                  100             127             153             242             227            200
S&P Industrials                       100             108             112             151             185            242
NYSE Composite                        100             106             106             143             174            231

                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent of the Common Stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of the Company's securities on Form 3 and transactions in the Company's securities on Forms 4 or 5. Based solely on its review of the copies of such forms received by it and written representations from the Company's executive officers and directors, the Company believes that, for the fiscal year ended December 31, 1997, the Section 16(a) filing requirements were complied with by all incumbent executive officers, directors and director nominees during the year.


                   PROPOSAL TWO - AMENDMENT TO THE COMPANY'S
                     RESTATED CERTIFICATE OF INCORPORATION


         On March 26, 1998, the Board of Directors unanimously approved, and recommends that the stockholders adopt, an amendment to the Company's Restated Certificate of Incorporation (the "Restated Certificate") to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000 (the "Authorized Stock Amendment"). The full text of the Authorized Stock Amendment is included in Annex A to this Proxy Statement.


AUTHORIZED STOCK AMENDMENT

         The Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will provide the Company with greater flexibility in considering potential future actions involving the issuance of stock identified by the Board of Directors, without the possible expense and delay of having to convene a special stockholders' meeting.

SUMMARY OF AUTHORIZED STOCK AMENDMENT

         The Authorized Stock Amendment would amend the Restated Certificate to provide for an increase in the number of authorized shares of Common Stock from 20,000,000 to 40,000,000. The Authorized Stock Amendment will not increase or otherwise affect the number of authorized shares of preferred stock which may be issued by the Company. If approved by the stockholders, the proposed amendment will become effective upon the filing of an amendment to the Restated Certificate with the Secretary of State of Delaware, which will occur as soon as reasonably practicable following such approval.

         The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by the Company's stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

         Other than with respect to the reservation of Common Stock in connection with the Company's stock options plans, the Company has no other plans, or existing or proposed arrangements, agreements or understandings to issue, or reserve for future issuance, and of the additional shares of Common Stock which would be authorized by the Authorized Stock Amendment. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then existing stockholders. Any future issuance of Common Stock will be subject to the rights of holders of outstanding shares of any preferred stock which the Company may issue in the future.

VOTE REQUIRED TO APPROVE THE AUTHORIZED STOCK AMENDMENT

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Authorized Stock Amendment. THE BOARD RECOMMENDS VOTING "FOR" THIS PROPOSAL.


                     PROPOSAL THREE - AMENDMENT TO THE 1993
                    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

         On March 26, 1998, the Board of Directors of the Company adopted an amendment of the Company's 1993 Stock Option Plan for Outside Directors (the "Plan") to provide for an increase in the maximum number of shares of Common Stock that may be issued and sold thereunder from 50,000 shares to 105,000 shares. The purposes of the Plan are to promote the long-term success of the Company by creating a long-term mutuality of interests between the directors and stockholders of the Company, to provide an additional inducement for such directors to remain with the Company, to reward such directors by providing an opportunity to acquire shares of Common Stock on favorable terms and to provide a means through which the Company may attract able persons to serve as directors of the Company.


         The provisions of the Plan, as amended, are summarized below. Such summaries do not purport to be complete, and are qualified in their entirety by reference to the full text of the Plan, as proposed to be amended, a copy of which is attached to this Proxy Statement as Annex B.

SUMMARY OF THE AMENDED PLAN

         The Plan is administered by the members of the Board of Directors who are not non-employee directors. All non-employee directors are eligible to receive awards under the Plan. A total of 50,000 shares of Common Stock have been reserved for issuance under the Plan, of which 40,000 are subject to outstanding options as of December 31, 1997. Each non-employee director receives an option to purchase 5,000 shares of Common Stock on the date of such individual's election or appointment to the Board of Directors (the "Initial Option"). On the first through the fourth anniversaries of the non-employee director's election to the Board of Directors, each non-employee director, who is a member of the Board of Directors on such anniversary date, shall receive an option, effective on the anniversary date, to purchase 1,000 shares of Common Stock (the "Subsequent Option"). The exercise price of any option granted to a non-employee director shall be equal to the fair market value of the Common Stock on the date of grant.

         Subject to the expiration or earlier termination, the Initial Option shall vest at the rate of 331/3% per year while the Subsequent Option is fully vested on the date of grant. All options under the Plan terminate on the earlier of the tenth anniversary of the date of grant unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Plan. No option under the Plan is transferable or assignable by the non-employee director other than by the laws of descent and distribution and may be exercised, during the lifetime of the non-employee director, only by the non-employee director, or in the event of his or her death, by a beneficiary designated by the non-employee director, provided, that, the option has not been terminated.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Plan based on Federal income tax laws in effect on January 1, 1998. This summary is not intended to be complete and does not describe state or local tax consequences.

TAX CONSEQUENCES TO PARTICIPANTS

         Options. Options stated under the Plan will be nonqualified options. In general, (i) no income will be recognized by an optionee at the time a nonqualified option is granted; (ii) at the time of exercise of a nonqualified option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as a short-term or long-term capital gain (or loss).

         Restricted Shares. The recipient of Restricted Shares generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Shares. If a
Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

TAX CONSEQUENCES TO THE COMPANY

         To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

PLAN BENEFITS

         The table below shows the option awards that have been granted to each of the following persons or groups under the Plan from the inception of the Plan through December 31, 1997.


                  NAME                         DOLLAR VALUE               OUTSTANDING
                                                                         OPTION RIGHTS
All non-employee directors as                       (1)                     40,000
a group (5 persons)



-----------------------------------
(1) Stock options were granted under the Plan at exercise prices equal to the fair market value of the Common Stock on the date of grant. The actual value, if any, a person may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. On December 31, 1997, the last reported sale price for the Common Stock on the New York Stock Exchange was $31.00.

         THE BOARD RECOMMENDS VOTING "FOR" THIS PROPOSAL.


                 PROPOSAL FOUR - RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending December 31, 1998, and recommends that the stockholders vote for ratification of such appointment. Ernst & Young LLP has audited the Company's financial statements since 1989. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent auditors at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and be available to respond to appropriate questions. THE BOARD RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                                 OTHER BUSINESS

         The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.



                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING


         Proposals of stockholders intended to be presented by such stockholders at next year's Annual Meeting must be received by the Company at its principal office no later than December 18, 1998, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.



                                           By Order of the Board of Directors


                                           /s/ John M. Quarles


                                           John M. Quarles
                                           Chairman


April 17, 1998

                                    ANNEX A

                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              WOLVERINE TUBE, INC.


         Wolverine Tube, Inc.(hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. That the Board of Directors of the Corporation has determined that it is advisable and in the best interests of the Corporation that the Restated Certificate of Incorporation of the Corporation be hereby amended by deleting the current text of Article FOURTH, Section 1 in its entirety and by substituting in lieu thereof the following:

                      FOURTH. Section 1. Authorized Capital Stock. The
               Corporation is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Corporation is authorized to issue is 40,500,000 shares, consisting of 40,000,000 shares of Common Stock, par value $0.01 per share, and 500,000 shares of Preferred Stock, par value $1.00 per share.

         2. That upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, a majority of all the shares of capital stock entitled to vote as a class voted in favor of such amendment.

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


               IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer as of the ____ day of May, 1998.


                                              WOLVERINE TUBE, INC.



                                              --------------------------------
                                              Name:
                                              Title:

                                    ANNEX B


                  1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS
                                       OF
                              WOLVERINE TUBE, INC.

                                   ARTICLE I

                                    PURPOSE

                The purpose of the Wolverine Tube, Inc. 1993 Stock Option Plan for Outside Directors of the Company (the "Plan") is to retain the services of qualified persons who are not employees of the Company to serve as members of the Board of Directors of the Company and to secure for the Company the benefits of the incentives inherent in increased stock ownership by paying such persons a portion of their compensation for such service through the grant of stock options to purchase shares of Common Stock.

                                   ARTICLE II

                                  DEFINITIONS

                "Beneficiary" means the person or persons designated by an Outside Director to exercise an Option in the event of an Outside Director's death or, if no such person is designated, the Outside Director's estate.

                "Board" means the Board of Directors of the Company.

                "Change in Control of the Company" has the meaning set forth in
Section 15.03 below.

                "Common Stock" means the common stock of the Company, par value $.01 per share.

                "Company" means Wolverine Tube, Inc., a Delaware corporation.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                "Fair Market Value" means, with respect to the Common Stock the average of the closing bid and asked prices as reported on the New York Stock Exchange Composite Trading Tape for the date of determination and the four preceding trading days.

               "Option" means an option to purchase shares of Common Stock granted under the Plan to an Outside Director.

               "Outside Director" means a member of the Board who is not an employee of the Company or any of its subsidiaries.


                                  ARTICLE III

                                SHARES AVAILABLE

               Subject to the provisions of Article XII of the Plan, no more than 105,000 shares of Common Stock shall be issued pursuant to the exercise of Options granted under the Plan. If an Option is forfeited or expires without being exercised, the shares of Common Stock subject to the Option shall be available for additional Option grants under the Plan. Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the exercise of Options granted under the Plan.


                                   ARTICLE IV

                                 PARTICIPATION

               All Outside Directors shall participate in the Plan. Grants of Options to purchase Common Stock may be made pursuant to the Plan only to Outside Directors.


                                   ARTICLE V

                               GRANTS OF OPTIONS

                5.01 Initial Grants. Each individual who is or becomes an Outside Director after the date hereof shall be granted an Option to purchase 5,000 shares of Common Stock, effective as of the date of such individual's election or appointment to the Board (the "Initial Options").

               5.02 Periodic Grants. On each of the first through the fourth anniversaries of each Outside Director's election to the Board, each Outside Director who is a member of the Board on such anniversary date shall receive a grant, effective as of such anniversary date, of an additional Option to purchase 1,000 shares of Common Stock (the "Subsequent Options").

                                   ARTICLE VI

                     TERMS AND CONDITIONS OF OPTION GRANTS

                6.01 Vesting. Initial Options granted to an Outside Director shall vest in accordance with the following schedule: 1/3 on the first anniversary of grant; 1/3 on the second anniversary of grant; and 1/3 on the third anniversary of grant. Subsequent Options shall be fully vested when granted.

                6.02 Exercisability. Options shall not be exercisable until the expiration of one year from the date of grant, at which point they will be fully exercisable (subject to the vesting requirements of Section 6.01) until termination of the Option pursuant to Section 6.03 below; provided, however, that, in the event of a Change in Control of the Company, all outstanding Options shall be immediately exercisable as of the date of such Change in Control of the Company.

                6.03 Termination of Option. Options shall terminate on the earliest to occur of (i) the tenth anniversary of the Date of Grant of the Option, (ii) the first anniversary of the date of an Outside Director's resignation, removal or termination as a member of the Board, and (iii) the date of the Outside Director's removal from the Board for "cause." Whether an Outside Director has been removed from the Board for "cause" shall be determined in accordance with the ByLaws of the Company.

                6.04 Exercise Price. The per share exercise price of each Option shall be the Fair Market value of a share of Common Stock as of the date of grant of the Option.

                6.05 Payment Of Option Exercise Price. An Outside Director may pay the exercise price of an Option by tendering to the Company cash (including a certified check, teller's check or wire transfer of funds), previously owned shares of Common Stock or any combination thereof.

                6.06 Certificate. The terms and provisions of an Option shall be set forth in an option certificate which shall be delivered to the Outside Director reasonably promptly following the date of grant of the Option.

                6.07 Nontransferable. Options shall be nontransferable other than by will or the laws of descent and distribution and, during the life of the Outside Director, such Options shall be exercisable only by the Outside Director; provided, however, that this sentence shall not preclude the Outside Director from designating a Beneficiary who shall be entitled to exercise the Option in the event of the Outside Director's death during the exercise period specified in Section 6.03 above.

                                  ARTICLE VII

                REGISTRATION OF SHARES; LIMITS ON EXERCISABILITY

                7.01 Securities Act. No Option shall be exercisable and no transfer of the shares of Common Stock underlying such Option (the "Underlying Shares") may be made to any Outside Director, and any attempt to exercise any Option or to transfer any Underlying Shares to any Outside Director shall be void and of no effect, unless and until (i) a registration statement under the Securities Act of 1933, as. amended (the "Securities Act"), has been duly filed and declared effective pertaining to the Underlying Shares and the Underlying Shares have been duly qualified under applicable state securities or blue sky laws or (ii) the Board, in its sole discretion after securing the advice of counsel, determines, or the Outside Director provides an opinion of counsel satisfactory to the Board, that such registration or qualification is not required as a result of the availability of an exemption from registration or qualification under such laws.

                7.02 Limit on Exercise. Without limiting the foregoing, if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Underlying Shares under any state or federal law or on any securities exchange, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of Options or the delivery or purchase of Underlying Shares, such Options may not be granted or exercised unless such listing, registration, qualification,, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. In addition, if at any time the Board shall determine in its discretion that the grant or exercise of Options would violate any securities laws, then such Options may not be granted or exercised until such time as the Board shall determine that such grant or exercise may be effected other than in violation of such laws. Any restrictions imposed on the exercise of Options under this
Section 7.02 shall be effective immediately upon notice to the Outside
Director.


                                  ARTICLE VIII

                                 EFFECTIVE DATE

               Effective Date and First Grants. The Plan shall become effective only if approved by the affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the next annual on special meeting of stockholders of the Company.


                                   ARTICLE IX

                                 ADMINISTRATION

               The Plan shall be administered by the members of the Board who are not Outside Directors. All questions of interpretation, administration and application of the Plan shall be determined by the Board. The Board may authorize any officer of the Company to execute and deliver an option certificate on behalf of the Company to an Outside Director. No member of the

Board shall be liable for anything whatsoever in connection with the administration of the Plan except such member's own willful misconduct.


                                   ARTICLE X

                           AMENDMENTS AND TERMINATION

                10.01 Amendments. Subject to Section 10.02 below, the Plan may be altered, amended, suspended, or terminated at any time by the Board; provided, however, that in no event may the provisions of the Plan respecting eligibility to participate or the timing or amount of grants be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or any rules or regulations thereunder; and provided, further, that any amendment which under the requirements of applicable law must be approved by the stockholders of the Company shall not be effective unless and until such stockholder approval has been obtained in compliance with such law; and provided, further, that any amendment that must be approved by the stockholders of the Company in order to maintain the continued qualification of the Plan under Rule 16b-3(c)(2)(ii) under the Exchange Act, or any successor provision, shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule.

               10.02 Consents To Plan Changes. No termination or amendment of the Plan may, without the consent of the Outside Director, affect any such individual's rights under the provisions of the Plan with respect to awards of Options which were made prior to such action.

                10.03 Termination. Unless terminated earlier in accordance with Section 10.01 above, the Plan shall terminate on, and no further Options may be granted hereunder after, August 31, 2003.


                                   ARTICLE XI

                     ADJUSTMENTS AFFECTING THE COMMON STOCK

               In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, distribution or property, special cash dividend or other change in corporate structure affecting the Common Stock, adjustments shall be made by the Board to prevent dilution or enlargement of rights in the number and class of shares of Common Stock, granted or authorized to be granted hereunder.

                                  ARTICLE XII

                             NO RIGHT TO REELECTION

               Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company's stockholders, nor confer upon any Outside Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

                                  ARTICLE XIII

                                 GOVERNING LAW

               The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.


                                  ARTICLE XIV

                       NO RESTRICTION ON RIGHT OF COMPANY
                          TO EFFECT CORPORATE CHANGES

               The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.


                                   ARTICLE XV

                                 MISCELLANEOUS
                15.01 Expenses. All expenses and costs in connection with the administration of the Plan or the issuance of Options hereunder shall be borne by the Company.

                15.02 Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

                15.03 Change in Control. A "Change in Control of the Company" means:

                (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
         Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50 percent or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation which would not be a Change of Control under paragraph (c) below; or

                  (b) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule l4a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

                  (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless following such reorganization, merger or consolidation, (i) more than 50 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (ii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                  (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50 percent of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

                                                                     APPENDIX A
WOLVERINE TUBE, INC.
1525 PERIMETER PARKWAY, SUITE 210
HUNTSVILLE, ALABAMA 35806            PROXY

---------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints John M. Quarles and James E. Deason, and each of them, with power of substitution in each, proxies to appear and vote, as designated below, all Common Stock of Wolverine Tube, Inc. held of record on March 31, 1998 by the undersigned, at the Annual Meeting of Stockholders to be held on May 21, 1998, and at all adjournments thereof (the "Meeting"). Management recommends a vote in favor of all nominees listed in item 1 and in favor of Proposals 2 through 4.

1.  ELECTION OF DIRECTORS


    Nominees:  John L. Duncan and Jan K. Ver Hagen


       FOR all nominees listed above         WITHHOLD AUTHORITY
    ---                                   ---
    (except as marked to the contrary)    to vote for all nominees listed above
    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
    NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LAST ABOVE.

2. PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 20,000,000 SHARES TO 40,000,000 SHARES AS DESCRIBED IN THE PROXY STATEMENT FOR THE MEETING.

          FOR                 AGAINST               ABSTAIN
       ---                 ---                   ---
3. PROPOSAL TO ADOPT THE AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE FROM 50,000 TO 105,000 AS DESCRIBED IN THE PROXY STATEMENT FOR THE MEETING.

          FOR                 AGAINST               ABSTAIN
       ---                 ---                   ---


4. PROPOSAL TO SELECT ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 1998.


          FOR                 AGAINST               ABSTAIN
       ---                 ---                   ---

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                * * * * * * * *



THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. IF NO INDICATION IS MADE, IT WILL BE VOTED IN FAVOR OF ALL DIRECTOR-NOMINEES AND IN FAVOR OF PROPOSALS 2 THROUGH 4.



                                        Dated :                             1998
                                               ____________________________,

                                        ________________________________________

                                        ________________________________________
                                        Signature(s)
                                        (Please sign exactly as name appears on
                                        this proxy. When shares are held by
                                        joint tenants, both should sign. When
                                        signing in a fiduciary or representative capacity, give full title as such.)